UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2014

CORE RESOURCE MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55010	46-2029981
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

3131 E. Camelback Road
Suite 215
Phoenix, AZ 85016
(Address of Principal Executive Offices)(Zip Code)
602-312-3230
(Registrant's Telephone Number, Including Area Code)

 (Former name or former address, if changed since last report)

Section 5.  Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2014, Edward Butowsky, John Dinan, W. Brown Glenn, Jr. and Dennis Orsi resigned as directors of the Company, and Messrs. Alex Campbell and Jeffrey K. Tregaskes were appointed by the remaining members of the Board of Directors of the Registrant to fill the unexpired terms of two of the resigning directors.  There were no disagreement between any of the resigning directors and the Registrant.

On March 27, 2014, W. Brown Glenn, Jr. resigned as Chief Executive Office of the Registrant and his duties and responsibilities have been assumed for the foreseeable future by James D. Clark, President of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

CORE RESOURCE MANAGEMENT, INC.

By: /s/ James D. Clark
James D. Clark
President

Date:   April 1, 2014